Exhibit 10.2

THIS SEVENTH AMENDMENT TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of August 7, 2026 (the “Amendment Effective Date”), is entered into by and among Banco Santander S.A. (“Santander”), Kyndryl, Inc., a Delaware corporation (“Kyndryl”), and Kyndryl Holdings Inc., a Delaware corporation (“Parent”). This Amendment amends that certain Amended and Restated Receivables Purchase Agreement, dated as of October 28, 2021, as amended by the First Amendment to Amended and Restated Receivables Purchase Agreement dated January 26, 2022, the Second Amendment to Amended and Restated Receivables Purchase Agreement dated September 21, 2022, the Third Amendment to Amended and Restated Receivables Purchase Agreement dated December 21, 2022, the Fourth Amendment to Amended and Restated Receivables Purchase Agreement dated July 26, 2024, the Fifth Amendment to Amended and Restated Receivables Purchase Agreement dated February 4, 2026, and the Sixth Amendment to Amended and Restated Receivables Purchase Agreement dated May 1, 2026 (collectively, the “Agreement”), among, inter alia, Kyndryl, Santander, and solely for purposes of Section 13.19 thereof, Parent.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

A.	Defined Terms. All initially capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Agreement, as amended hereby.
B.	Amendments to the Agreement. The Agreement is hereby amended as follows:
1.	The following definition of “Incremental Facility Activation Notice” shall be included in alphabetical order in Appendix A (Certain Defined Terms) of the Agreement as set forth below:

“Incremental Facility Activation Notice” means a notice substantially in the form outlined in Exhibit C (Incremental Facility Activation Notice) or in such other form and substance satisfactory to the Purchaser, pursuant to which Kyndryl may request an increase or decrease of the Facility Limit.

2.	The following definitions in Appendix A (Certain Defined Terms) of the Agreement shall be amended as set forth below:

“Facility Limit” means, at any time, USD 600,000,000, as such amount may be adjusted from time to time pursuant to Section 2.9, by all or any portion of the Incremental Facility Limit and as such amount may be otherwise modified in accordance with this Agreement.

“Incremental Facility Limit” means USD 200,000,000, less the aggregate amount of any increases plus the aggregate amount of any decreases to the Facility Limit made through Incremental Facility Activation Notices pursuant to Section 2.9.

3.	The definition of “Facility Limit Threshold” is deleted in its entirety.

(a) Section 2.1 (Committed Facility; Facility Limit) of the Agreement is hereby amended by deleting the last sentence in its entirety, which for avoidance of doubt reads as follows:

If the daily average Aggregate EPP Balance plus the average Aggregate Non-EPP Balance (as applicable) for any successive three-month period falls below the Facility Limit Threshold, Purchaser, in its sole discretion, shall be entitled to reduce the Facility Limit down to not less than 10% above such aggregate daily average Aggregate EPP Balance plus daily average Aggregate Non-EPP Balance; or such higher amount the Purchaser selects, provided that the Purchaser shall provide Kyndryl notice of such reduction at least thirty (30) days prior to the reduction of the Facility Limit.

(b) The Agreement is hereby amended to delete all references to “Facility Limit Threshold,” and such term shall have no further force or effect.

4.	A new Section 2.9 (Incremental Facility Limit) shall be included in order in the wording of the Agreement reading as set forth below:
2.9

Incremental Facility Limit. At any time during the Availability Period, Kyndryl may request that the Facility Limit be increased or decreased by all or any portion of the Incremental Facility Limit by delivering written notice to the Purchaser substantially in the form of an Incremental Facility Activation Notice, which may be provided via email transmission from Seller to Purchaser (using any of the email addresses listed for each such Person on Schedule 1). Each Incremental Facility Activation Notice shall specify the requested amount of such adjustment, which shall not exceed the then existing Incremental Facility Limit, and the proposed effective date of such adjustment, which shall be no earlier than five (5) Business Days after the date of delivery of such Incremental Facility Activation Notice.

Upon receipt of an Incremental Facility Activation Notice, the Purchaser shall accept such request (which may be provided via email transmission from Purchaser to Seller (using any of the email addresses listed for each such Person on Schedule 1)) and the Facility Limit shall be adjusted by the amount specified therein with effect from the date specified in such Incremental Facility Activation Notice, provided that:

(a)	no Purchase Termination Date has occurred;
(b)	no Purchaser Termination Event has occurred and is continuing;
(c)

immediately after giving effect to any such increase, the Facility Limit shall not exceed the sum of the Facility Limit in effect immediately prior to such increase plus the Incremental Facility Limit; and

(d)

Kyndryl and the Purchaser shall have amended, supplemented or otherwise modified the applicable Transaction Documents, including the Fee Letter, to reflect the Facility Limit as so increased or decreased, in each case to the extent necessary or reasonably desirable to give effect to such adjustment.

For the avoidance of doubt, any increase of the Facility Limit pursuant to this Section 2.9 shall reduce the unused Incremental Facility Limit on a dollar-for-dollar basis, and any decrease of the Facility Limit shall restore the unused Incremental Facility Limit on a dollar-for-dollar basis, in each case subject to the maximum Incremental Facility Limit. Following the effectiveness of any such increase or decrease, all references in this Agreement and the other Transaction Documents to the Facility Limit shall be deemed to refer to the Facility Limit as so adjusted. Following any adjustment of the Facility Limit pursuant to this Section 2.9, Kyndryl and the Purchaser may, by mutual written agreement, reduce the Facility Limit to any amount not less than USD 600,000,000. Any such reduction shall be effective on the date agreed in writing by the parties and shall restore the unused Incremental Facility Limit by the amount of such reduction, up to the full Incremental Facility Limit.

5.	The List of Schedules and Exhibits of the Agreement shall be amended reading as set forth below:

List of Schedules and Exhibits

SCHEDULES

Schedule 1	Addresses for Notices
Schedule 2	Seller Schedule
Schedule 3	[Reserved]
Schedule 4-A	Currency and Interest Rate Information
Schedule 4-B	Effect of Benchmark Transition Event
Schedule 5	Performance Triggers
Schedule 6	Seller Accounts (Purchase Price Payments and Collection Remittances)
Schedule 7	Purchaser Accounts

EXHIBITS

Exhibit A	Administrative and Collection Functions
Exhibit B	Form of Participation Agreement
Exhibit C	Incremental Facility Activation Notice

6.	A new Exhibit C (Incremental Facility Activation Notice) shall be included in the Agreement reading as set forth in Exhibit C attached thereto.
7.	In Section 2.3 (Term of Agreement), add the following to the end:

Notwithstanding anything to the contrary in this Section 2.3, neither Kyndryl nor the Purchaser may elect a Purchase Termination Date pursuant to Section 2.3 (iii) of the Agreement that is earlier than October 27, 2027, and any notice delivered pursuant to Section 2.3 (iii)(B) of the Agreement shall specify a Purchase Termination Date that is no earlier than October 27, 2027. Thereafter, if no Purchase Termination Date has been declared prior thereto, the permissible selection date shall continue to roll on a six-month basis in accordance with Section 2.3 (iii)(A)(2) of the Agreement. Without limiting the foregoing, the notice delivered by Purchaser to Kyndryl on May 1, 2026 electing April 28, 2027 as the Purchase Termination Date (‘Prior Termination Notice’) is hereby revoked, withdrawn, superseded and of no further force or effect.

C.	Representations and Warranties. Each of Parent and Kyndryl hereby represents and warrants as of the Amendment Effective Date as follows:
1.

Both immediately before and immediately after giving effect to this Amendment, the representations and warranties set forth in the Agreement and each other Transaction Document (including, without limitation, each Participation Agreement executed on or prior to the date hereof) are true and correct on and as of the date hereof, as though made on the date hereof (except to the extent that such representations and warranties expressly relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

2.

To the extent that notice to or the consent, acceptance, acknowledgement or approval of any Seller (other than Kyndryl) is required pursuant to the applicable Participation Agreement to which it is party to effectuate any amendment to or modification of the Agreement, as incorporated by reference into such Participation Agreement, such Seller has received such notice or provided such consent, acceptance, acknowledgement or approval (collectively, the “Required Consents”) and Kyndryl is executing this Agreement on behalf of itself and each such other Seller. Kyndryl will provide a copy of this Agreement to each other Seller (whether or not consent hereto is required by any such other Seller).

3.

Both immediately before and immediately after giving effect to this Amendment, the representations and warranties set forth in subsections (b) through (i) of Section 6.1 of the Agreement are true and correct with respect to Parent in connection with its obligations under Section 13.19 of the Agreement, as if each reference in such representations and warranties to “Seller” were a reference to “Parent” for purposes hereof.

4.

Each of Parent, Kyndryl and each other Seller has the organizational power and authority to execute (if applicable) and be bound by the terms and provisions of this Amendment (and any applicable Required Consent to which any other Seller is a signatory) and each of them has taken all necessary organizational action to authorize and approve the execution and delivery (to the extent applicable) and performance of this Amendment and the Agreement, as amended hereby (and, in the case of each Seller other than Kyndryl, as the Agreement, as amended hereby, is incorporated into the Participation Agreement to which it is a party), and the foregoing constitutes the legal, valid, and binding obligation of such party, enforceable against such party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity.

5.

No Triggering Event, Purchaser Termination Event, or event that with the giving of notice, or lapse of time or both would give rise to a Triggering Event or Purchaser Termination Event has occurred, in each such case, both immediately before and immediately after giving effect to this Amendment.

6.	No Insolvency Event has occurred with respect to Parent, Kyndryl or any other Seller.

D.	Additional Terms. The parties hereto further agree to the following terms:
1.

This Amendment shall be effective solely for the specific purpose for which it is given and shall not create a course of dealing between the parties in any respect. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a waiver of, consent to, or a modification or amendment of, any right, power, or remedy of Purchaser under the Agreement, any Participation Agreement, or any other Transaction Document. Except for the amendments to the Agreement expressly set forth herein (and as the Agreement, as amended hereby, is incorporated by reference into each Participation Agreement), the Agreement, each Participation Agreement and each other Transaction Document shall remain unchanged and in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

2.

Upon and after the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Agreement, and each reference in any Participation Agreement or any other Transaction Document to “the Receivables Purchase Agreement”, “the Amended and Restated Receivables Purchase Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Agreement, shall mean and be a reference to the Agreement as modified and amended hereby.

3.

This Amendment, and the terms and provisions hereof, the Agreement (as amended hereby) and the other Transaction Documents (after giving effect to this Amendment) constitute the entire understanding and agreement between the parties hereto or thereto with respect to the subject matter hereof and thereof and supersede any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written. The terms and provisions of this Amendment shall prevail over any conflicting terms of any other Transaction Document.

4.

Each of Parent and Kyndryl, on behalf of itself and each other Seller, hereby (i) reaffirms its obligations under each Transaction Document to which it is a party after giving effect to the terms and provisions of this Amendment and (ii) ratifies and reaffirms the validity, enforceability, perfection and first priority ownership interest of the Purchaser in, to and under each Purchased Receivable transferred pursuant to the Agreement or any Participation Agreement, as applicable.

5.

If any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.	SECTIONS 13.9, 13.10 AND 13.11 OF THE AGREEMENT (GOVERNING LAW, SUBMISSION TO JURISDICTION AND WAIVER OF JURY TRIAL) ARE HEREBY INCORPORATED HEREIN MUTATIS MUTANDIS AS IF SET FORTH IN FULL HEREIN.

7.

This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or other electronic method of transmission shall be equally effective as delivery of an original executed counterpart of this Amendment.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

BANCO SANTANDER, S.A., as Purchaser

By:	/s/ Javier Moreno Garcia
Name: Javier Moreno Garcia
Title: Executive Director

By:	/s/ Angel Herrera
Name: Angel Herrera Martinez
Title: Executive Director

KYNDRYL, INC., as Seller

By:	/s/ Ann Schlaffman
Name: Ann Schlaffman
Title: Vice President, Associate General Counsel and Assistant Secretary

KYNDRYL HOLDINGS, INC., solely for purposes of Section 13.19 of the Receivables Purchase Agreement, as Parent

By:	/s/ Ann Schlaffman
Name: Ann Schlaffman
Title: Vice President, Associate General Counsel and Assistant Secretary

EXHIBIT C

Incremental Facility Activation Notice

To:	BANCO SANTANDER, S.A.
Ciudad Grupo Santander
Av. de Cantabria s/n, Edificio Marisma, planta 2
28660 Boadilla del Monte
Madrid, Spain
(the “Purchaser”)

Date:[●]

Dear Sirs,

Reference is made to that certain Receivables Purchase Agreement between Kyndryl, Inc. and Banco Santander S.A. dated as of October 28, 2021 (as amended from time to time, and including the Exhibits, Schedules or other supplements thereto, the “Agreement”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Agreement.

Pursuant to Section 2.9 of the Agreement, Kyndryl hereby requests that the Facility Limit be [increased/decreased] by USD [●], from USD [●] to USD [●], effective as of [●], which date shall be no earlier than five (5) Business Days after the date of this Incremental Facility Activation Notice. Kyndryl confirms that the requested adjustment does not exceed the then existing Incremental Facility Limit.

Upon effectiveness of such increase, the unused Incremental Facility Limit shall be USD [●].

Yours faithfully,

KYNDRYL, INC., as Seller

By:
Name:
Title:

ACKNOWLEDGEMENT AND ACCEPTANCE:

We acknowledge and agree to the terms of the above Incremental Facility Activation Notice. Further, subject to your compliance with terms of the Agreement, the Facility Limit shall be adjusted to USD [●] and the Incremental Facility Limit shall be adjusted to USD [●].

Yours faithfully,

BANCO SANTANDER, S.A., as Purchaser

By:
Name:
Title:

By:
Name:
Title: